Exhibit 16.1

May 14, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by SandRidge Mississippian Trust II (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of SandRidge Mississippian Trust II dated May 8, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours
/s/ PricewaterhouseCoopers LLP
Oklahoma City, Oklahoma
Attachment